ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-208507 Dated February 10, 2016
Royal Bank of Canada Buffered Return Optimization Securities
Linked to a Basket of European Equity Securities due on or about June 30, 2017
Investment Description
Buffered Return Optimization Securities (each, a “Security” and collectively, the “Securities”) are unconditional, unsecured and unsubordinated debt securities issued by Royal Bank of Canada with returns linked to an equally weighted basket (the “Underlying Basket”) of ten selected equity securities (each, a “Basket Equity”). The Basket Equities are listed on page 4, and described in more detail beginning on page 9 of this free writing prospectus. If the Underlying Return is positive, we will repay the principal amount at maturity plus pay a return equal to 1.5 (the “Multiplier”) times the Underlying Return, up to the Maximum Gain, which will be set on the Trade Date and is expected to be between 20.00% and 24.00%. If the Underlying Return is zero or negative but the percentage decline of the Underlying Basket is less than or equal to the Buffer Percentage of 10%, we will repay the full principal amount at maturity. If the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage, you will lose 1% of the principal amount of your Securities for every 1% decline in the price of the Underlying Basket in excess of the Buffer Percentage, up to a loss of 90% of your investment. Investing in the Securities involves significant risks. The Securities do not pay dividends or interest. You may lose up to 90% of the principal amount. The Securities will not be listed on any exchange.  The downside exposure to the Underlying Basket is buffered only at maturity.  Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
Features	Key Dates[1]
❑
❑          Enhanced Growth Potential, Up to the Maximum Gain— At maturity, if the Underlying Return is positive, we will pay you the principal amount plus a return equal to the Multiplier times the Underlying Return up to the Maximum Gain of between 20.00% and 24.00% (the actual Maximum Gain will be determined on the Trade Date). If the Underlying Return is negative, investors may be exposed to the negative Underlying Return at maturity.
❑          Buffered Downside Market Exposure— If the Underlying Return is zero or negative, but the percentage decline of the Underlying Basket is less than or equal to the Buffer Percentage of 10%, we will pay the full principal amount at maturity.  However, if the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage of 10%, we will pay less than the full principal amount, resulting in a loss of the principal amount that is proportionate to the percentage decline in the Underlying Basket in excess of the Buffer Percentage.  Accordingly, you may lose up to 90% of the principal amount of the Securities. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.

Trade Date[1]                                  February 24, 2016
Settlement Date[1]                       February 29, 2016
Final Valuation Date[2]            June 26, 2017
Maturity Date[2]                             June 30, 2017
[1]       Expected.  In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Securities remains approximately the same.
[2] Subject to postponement in the event of a market disruption event and as described under “General Terms of the Securities — Payment at Maturity” in the accompanying product prospectus supplement no. EQUITY-ROS-1.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING BASKET, SUBJECT TO THE BUFFER PERCENTAGE. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING OUR DEBT OBLIGATION.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 5 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-4 OF THE ACCOMPANYING PRODUCT PROSPECTUS SUPPLEMENT NO. EQUITY-ROS-1 BEFORE PURCHASING ANY SECURITIES.  EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.  YOU COULD LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF THE SECURITIES.
Security Offering
We are offering Buffered Return Optimization Securities Linked to an equally weighted basket of selected European equity securities.  The return on the principal amount is subject to, and will not exceed, the predetermined Maximum Gain, which will be determined on the Trade Date.  The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below. The indicative Maximum Gain range for the Securities is listed below. The actual Maximum Gain for the Securities will be determined on the Trade Date.
Underlying Basket	Weighting of Each Basket Equity	Multiplier	Buffer Percentage	Maximum Gain	Initial Basket Level	CUSIP	ISIN
a Basket of European Equity Securities	1/10	1.5	10.00%	20.00% to 24.00%	100.00	78013C568	US78013C6580
See “Additional Information About Royal Bank of Canada and the Securities” in this free writing prospectus. The Securities will have the terms specified in the prospectus dated January 8, 2016, the prospectus supplement dated January 8, 2016, product prospectus supplement no. EQUITY-ROS-1 dated January 29, 2016 and this free writing prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus or the accompanying prospectus, prospectus supplement and product prospectus supplement no. EQUITY-ROS-1.  Any representation to the contrary is a criminal offense.
	Price to Public(1)		Fees and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
	•	$10.00	•	$0.05	•	$9.95
(1) All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc., which we refer to as UBS, is an investment advisor at a purchase price of $10.00 per $10.00 principal amount Security. UBS, acting as placement agent for such advisory accounts, will purchase the Securities from a dealer that is not affiliated with UBS or RBC Capital Markets, LLC, which we refer to as RBCCM, and that dealer will purchase the Securities from RBCCM. RBCCM will pay all of the selling commissions it receives from us to that dealer. In no event will these selling commissions exceed $0.05 per $10.00 principal amount Security. UBS will forgo any commissions related to these sales. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.
The initial estimated value of the Securities as of the date of this document is $9.7670 per $10 in principal amount, which is less than the price to public. The pricing supplement relating to the Securities will set forth our estimate of the initial value of the Securities as of the Trade Date, which will not be less than $9.4670 per $10 in principal amount. The actual value of the Securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  We describe our determination of the initial estimated value under ‘‘Key Risks’’ beginning on page 5 and “Supplemental Plan of Distribution (Conflicts of Interest)” and “Structuring the Securities” on page 19 of this free writing prospectus.
The Securities will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information About Royal Bank of Canada and the Securities
Royal Bank of Canada has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering.  You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product prospectus supplement no. EQUITY-ROS-1 and this free writing prospectus if you so request by calling toll-free 866-609-6009.
You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance.  In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this free writing prospectus together with the prospectus dated January 8, 2016, as supplemented by the prospectus supplement dated January 8, 2016, relating to our senior global medium-term notes, Series G, of which these Securities are a part, and the more detailed information contained in product prospectus supplement no. EQUITY-ROS-1 dated January 29, 2016.  This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product prospectus supplement no. EQUITY-ROS-1, as the Securities involve risks not associated with conventional debt securities.
If the terms of the prospectus, prospectus supplement and product prospectus supplement no EQUITY-ROS-1 are inconsistent with the terms discussed herein, the terms discussed in this free writing prospectus will control.
You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
♦	Product prospectus supplement no. EQUITY-ROS-1 dated January 29, 2016: https://www.sec.gov/Archives/edgar/data/1000275/000114036116049137/form424b5.htm

♦	Prospectus supplement dated January 8, 2016: http://www.sec.gov/Archives/edgar/data/1000275/000121465916008811/p14150424b3.htm

♦	Prospectus dated January 8, 2016: http://www.sec.gov/Archives/edgar/data/1000275/000121465916008810/j18160424b3.htm
As used in this free writing prospectus, “we,” “us” or “our” refers to Royal Bank of Canada.

Investor Suitability

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:
♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of the principal amount.
♦
You can tolerate the loss of up to 90% of the principal amount of the Securities and are willing to make an investment that has similar downside market risk as a hypothetical investment in the Underlying Basket, subject to the Buffer Percentage at Maturity.

♦	You believe that the value of the Underlying Basket will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the Maximum Gain.
♦
You understand and accept that your potential return is limited by the Maximum Gain and you would be willing to invest in the Securities if the Maximum Gain was set to the bottom of the range indicated on the cover page of this free writing prospectus (the actual Maximum Gain will be determined on the Trade Date).

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying Basket.
♦	You do not seek current income from your investment and are willing to forgo dividends paid on the Basket Equities.
♦	You understand and accept the risks associated with an investment linked to common equities securities traded in Europe in general, or the Basket equities in particular.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦
You are willing to assume our credit risk for all payments under the Securities, and understand that if we default on our obligations, you may not receive any amounts due to you, including any repayment of principal.

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90% of the principal amount.
♦	You require an investment designed to provide a full return of principal at maturity.
♦
You cannot tolerate the loss of up to 90% of the principal amount of the Securities, and you are not willing to make an investment that has similar downside market risk as a hypothetical investment in the Underlying Basket, subject to the Buffer Percentage at Maturity.

♦
You believe that the value of the Underlying Basket will decline over the term of the Securities, or you believe the Underlying Basket will appreciate over the term of the Securities by a percentage that exceeds the Maximum Gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation.
♦
You would be unwilling to invest in the Securities if the Maximum Gain was set to the bottom of the range indicated on the cover page of this free writing prospectus (the actual Maximum Gain will be determined on the Trade Date).

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying Basket.
♦	You seek current income from this investment or prefer to receive the dividends paid on the Basket Equities.
♦	You do not understand or accept the risks associated with an investment linked to common equities securities traded in Europe in general, or the Basket Equities in particular.
♦	You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume our credit risk for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this free writing prospectus and the “Risk Factors” beginning on page PS-4 of the accompanying product prospectus supplement no. EQUITY-ROS-1 for risks related to an investment in the Securities. In addition, you should review carefully the section below, “Information About the Basket Equities,” for more information about the Basket Equities.

Indicative Terms of the Securities[1]
Issuer:	Royal Bank of Canada
Issue Price:	$10 per Security (subject to a minimum purchase of 100 Securities).
Principal Amount:	$10 per Security.
Term[2]:	Approximately 16 months
Underlying Basket:	An equally weighted basket consisting of the following equity securities:
Basket Equity	Bloomberg Symbol	Initial Equity Price
Anheuser-Busch InBev SA/NV	ABI BB	●
Allianz SE	ALV GY	●
Bayer AG	BAYN GY	●
AXA, S.A.	CS FP	●
Total S.A.	FP FP	●
Sanofi	SAN FP	●
SAP European Company	SAP SE	●
Siemens AG	SIE GY	●
Unilever N.V.	UNA NA	●
Vivendi S.A.	VIV FP	●
Weighting of Each Basket Equity:	1/10
Multiplier:	1.5
Maximum Gain:	20.00% to 24.00% (to be determined on the Trade Date)
Buffer Percentage:	10%
Payment at Maturity (per $10 Security):
If the Underlying Return is positive, we will pay you:
$10 + ($10 x the lesser of (i) Multiplier x Underlying Return and (ii) Maximum Gain)
If the Underlying Return is zero or negative but the percentage decline of the Underlying Basket is less than or equal to the Buffer Percentage, we will pay you:
$10
If the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage,  we will pay you:
$10 + ($10 x (Underlying Return + Buffer Percentage))
In this scenario, you will lose up to 90% of the principal amount of the Securities in an amount proportionate to the percentage the Underlying Return exceeds the Buffer Percentage.
All payments on the Securities will be in U.S. dollars.

Underlying Return:	Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level:	To be set to 100 on the Trade Date.
Final Basket Level:	100 × [1 + (the sum of the Equity Return of each Basket Equity multiplied by its Weighting)]
Equity Return of Each Basket Equity:	Final Equity Price – Initial Equity Price Initial Equity Price
Initial Equity Price:
With respect to each Basket Equity, the Closing Price of that Basket Equity on the Trade Date, as indicated in the table above, subject to adjustment as described in the section “General Terms of the Securities—Anti-dilution Adjustments” of the product prospectus supplement.

Final Equity Price:
With respect to each Basket Equity, the Closing Price of that Basket Equity on the Final Valuation Date.
Each of the Basket Equities has its principal listing on a European securities exchange.  Accordingly, each Initial Equity Price and the Final Equity Price will be determined by the calculation agent based upon the closing price on the exchange where the calculation agent determines that the applicable Basket Equity has its principal listing.  These prices will be in euro, without any exchange rate adjustment into U.S. dollars., even though all payments on the Securities will be made in U.S. dollars.

Trading Day:
The term “trading day,” as to each Basket Equity, will refer to a day on which trading is generally conducted on the primary European securities exchange on market on which that Basket Equity is listed or admitted to trading, as determined by the calculation agent.

Investment Timeline

Trade Date:	The Maximum Gain is set. The Initial Equity Price of each Basket Equity is determined and the Initial Basket Level is set to 100.

Maturity Date:
The Final Equity Price and the Equity Return of each Basket Equity, the Final Basket Level and the Underlying Return are determined.
If the Underlying Return is positive, we will pay you a cash payment per $10.00 Security that provides you with your principal amount plus a return equal to the Underlying Return multiplied by the Multiplier, subject to the Maximum Gain. Your payment at maturity per $10.00 Security will be equal to:
$10 + ($10 x the lesser of (i) Multiplier x Underlying Return and (ii) Maximum Gain)
If the Underlying Return is zero or negative but the percentage decline of the Underlying Basket is less than or equal to the Buffer Percentage, we will pay you a cash payment of $10.00 per $10.00 Security.
If the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage, we will pay you a cash payment that is less than the principal amount of $10.00 per Security, resulting in a loss of principal that is proportionate to the percentage decline in the Underlying Basket in excess of the Buffer Percentage, and equal to:
$10.00 + ($10.00 x (Underlying Return + Buffer Percentage))
In this scenario, you will lose up to 90% of the principal amount of the Securities, in an amount proportionate to the percentage the Underlying Return exceeds the Buffer Percentage.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT.  ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO OUR CREDITWORTHINESS. IF WE WERE TO DEFAULT ON OUR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

1 Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement.
2 In the event we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed to ensure that the stated term of the Securities remains approximately the same.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Basket. These risks are explained in more detail in the “Risk Factors” section of the accompanying product prospectus supplement no. EQUITY-ROS-1. We also urge you to consult your investment, legal, tax, accounting and other advisors before investing in the Securities.
Risks Relating to the Securities Generally
♦
Your Investment in the Securities May Result in a Loss of Principal:  The Securities differ from ordinary debt securities in that we are not necessarily obligated to repay the full principal amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Underlying Basket and will depend on whether, and the extent to which, the Underlying Return is positive or negative. If the Underlying Return is negative and the percentage decline of the Underlying Basket is greater than the Buffer Percentage, you will be exposed to any negative Underlying Return in excess of the Buffer Percentage and we will pay you less than your principal amount at maturity, resulting in a loss of principal of your Securities that is proportionate to the percentage decline in the Underlying Basket in excess of the Buffer Percentage.  Accordingly, you could lose up to 90% of the principal amount of the Securities.

♦
Downside Market Exposure to the Underlying Basket is Buffered Only if You Hold the Securities to Maturity: You should be willing to hold the Securities to maturity.  If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss even if the Underlying Basket has not declined by more than the 10% Buffer Percentage at the time of sale.

♦
The Multiplier Applies Only if You Hold the Securities to Maturity – The application of the Multiplier only applies at maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full effect of the Multiplier and the return you realize may be less than the Multiplier times the return of the Underlying Basket, even if the return at that time is positive and does not exceed the Maximum Gain.

♦
The Appreciation Potential of the Securities Is Limited by the Maximum Gain:  If the Underlying Return is positive, we will pay you $10 per Security at maturity plus an additional return that will not exceed the Maximum Gain, regardless of the appreciation in the Underlying Basket, which may be significant.  Therefore, you will not benefit from any appreciation of the Underlying Basket in excess of an amount that, when multiplied by the Multiplier, exceeds the Maximum Gain and your return on the Securities may be less than your return would be on a hypothetical direct investment in the Underlying Basket.

♦	No Interest Payments: We will not pay any interest with respect to the Securities.
♦
An Investment in the Securities Is Subject to Our Credit Risk:  The Securities are unsubordinated, unsecured debt obligations, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Securities, including any repayment of principal at maturity, depends on our ability to satisfy our obligations as they come due.  As a result, our actual and perceived creditworthiness may affect the market value of the Securities and, in the event we were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦
Your Return on the Securities May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity: The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you could earn if you bought a conventional senior interest bearing debt security that we issued with the same maturity date or if you invested directly in the Basket Equities.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

♦
Market Risk: The price of any Basket Equity can rise or fall sharply due to factors specific to that Basket Equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the issuers of the Basket Equities and the Basket Equities. We urge you to review financial and other information filed periodically by the issuers of the Basket Equities with the SEC.

♦
The Initial Estimated Value of the Securities Will Be Less than the Price to the Public: The initial estimated value that is set forth on the cover page of this document, and that will be set forth in the final pricing supplement for the Securities, will be less than the public offering price you pay for the Securities, does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the Securities in any secondary market (if any exists) at any time.  If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value.  This is due to, among other things, changes in the value of the Underlying Basket, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the underwriting discount, and our estimated profit and the costs relating to our hedging of the Securities.  These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Securities prior to maturity may be less than the price to public, as any such sale price would not be expected to include the underwriting discount, and our estimated profit and the costs relating to our hedging of the Securities. In addition, any price at which you may sell the Securities is likely to reflect customary bid-ask spreads for similar trades.  In addition to bid-ask spreads, the value of the Securities determined for any secondary market price is expected to be based on the secondary market rate rather than the internal borrowing rate used to price the Securities and determine the initial estimated value.  As a result, the secondary price will be less than if the internal borrowing rate was used.  The Securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Our Initial Estimated Value of the Securities Is an Estimate Only, Calculated as of the Time the Terms of the Securities Are Set: The initial estimated value of the Securities is based on the value of our obligation to make the payments on the Securities, together with the mid-market value of the derivative embedded in the terms of the Securities.  See “Structuring the Securities” below.  Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Securities.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities may value the Securities or similar securities at a price that is significantly different than we do.

The value of the Securities at any time after the Trade Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the Securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of your Securities and the amount that may be paid at maturity.
♦
Changes in the Prices of the Basket Equities May Offset Each Other: The Securities are linked to an equally weighted basket comprised of the Basket Equities. If the market price of one or more of the Basket Equities appreciates, the market price of one or more of the other Basket Equities may not appreciate by the same amount or may even decline. Therefore, in determining the Final Basket Level and the payment at maturity on the Securities, increases in the prices of one or more of the Basket Equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other Basket Equities.

♦
Owning the Securities Is Not the Same as Owning the Basket Equities: Investing in the Securities is not equivalent to investing directly in the Underlying Basket. The return on your Securities may not reflect the return you would realize if you actually owned the Basket Equities. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Basket Equities would have.

♦
An Investment in the Securities Is Subject to Risks Relating to the European Securities Markets: Each of the Basket Equities has its primary listing on a European securities exchange.  Six of the Reference Stocks are not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore, their issuers do not file reports with the SEC, and you would need to obtain information about them from other sources.  An investment linked to non-U.S. companies involves particular risks. For example, the relevant non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the issuers of the Basket Equities may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, these foreign issuers are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

♦
As a Holder of the Securities, You Will Not Have Direct Exposure to Fluctuations in the U.S. Dollar/Euro Exchange Rate Related to the Basket Equities: The value of the Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro, even though any currency fluctuations could affect the performance of one or more of the Basket Equities.  Therefore, if the euro appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in any payment on the Securities.

♦
The Historical Prices of any Basket Equity Should Not Be Taken as an Indication of Its Future Prices During the Term of the Securities: The trading prices of the Basket Equities will determine the value of the Securities at any given time. However, it is impossible to predict whether the price of any Basket Equity will rise or fall, and trading prices of the Basket Equities will be influenced by complex and interrelated political, economic, financial and other factors that can affect the value of the Underlying Basket.

♦
Lack of Liquidity: The Securities will not be listed on any securities exchange.  RBCCM intends to offer to purchase the Securities in the secondary market, but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily.  Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which RBCCM is willing to buy the Securities.

♦
Potential Conflicts: We and our affiliates play a variety of roles in connection with the issuance of the Securities, including hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially Inconsistent Research, Opinions or Recommendations by RBCCM, UBS or Their Affiliates: RBCCM, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations could affect the value of the Underlying Basket, and therefore, the market value of the Securities.

♦	Uncertain Tax Treatment: Significant aspects of the tax treatment of an investment in the Securities are uncertain. You should consult your tax adviser about your tax situation.
♦
Potential Royal Bank of Canada and UBS Impact on Price:  Trading or other transactions by Royal Bank of Canada, UBS, or our respective affiliates in a Basket Equity, futures, options, exchange-traded funds or other derivative products on a Basket Equity, may adversely affect the Closing Price of that Basket Equity and the value of the Underlying Basket, and, therefore, the market value of the Securities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities:  In addition to the Closing Prices of the Basket Equities on any trading day during the term of the Securities, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the actual or expected volatility of the prices of the Basket Equities;
♦	the time remaining to maturity of the Securities;
♦	the dividend rates on the Basket Equities;
♦	interest and yield rates in the market generally;
♦	a variety of economic, financial, political, regulatory or judicial events;
♦	the occurrence of certain events with respect to the Basket Equities that may or may not require an adjustment to the terms of the Securities; and
♦	the exchange rate between the U.S. dollar and the euro;
♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The Anti-Dilution Protection for a Basket Equity Is Limited: The calculation agent will make adjustments to the Initial Equity Price of a Basket Equity for certain events affecting the shares of that Basket Equity. However, the calculation agent will not be required to make an adjustment in response to all events that could affect a Basket Equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and the Payment at Maturity may be materially and adversely affected.

Hypothetical Examples and Return Table at Maturity
The following table and hypothetical examples below illustrate the payment at  maturity per $10.00 Security for a hypothetical range of Underlying Returns from -100.00% to +100.00% and assume an Initial Basket Level of 100.00, a hypothetical Maximum Gain of 20.00% (the bottom of the range set forth above), and reflect the Multiplier of 1.5 and the Buffer Percentage of 10.00%. The actual Maximum Gain will be set on the Trade Date. The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity will be determined based on the Final Basket Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Example 1 – On the Final Valuation Date, the Underlying Basket closes 2% above the Initial Basket Level. Because the Underlying Return is positive, we will pay you an amount based upon the lesser of the Underlying Return times the Multiplier and the Maximum Gain.  Since the Underlying Return of 2% times the Multiplier is less than the Maximum Gain, we will pay you at maturity a cash payment of $10.30 per $10 principal amount Security, calculated as follows:
$10 + ($10 x 2% x 1.5) = $10 + $0.30 = $10.30
Example 2 – On the Final Valuation Date, the Index closes 15% above the Index Starting Level. Because the Underlying Return is positive, we will pay you an amount based upon the lesser of the Underlying Return times the Multiplier and the Maximum Gain. Since the Underlying Return of 15% times the Multiplier is greater than the Maximum Gain, we will pay you at maturity the principal amount plus a return equal to the Maximum Gain, or $12.00 per $10 principal amount Security.
Example 3 – On the Final Valuation Date, the Underlying Basket closes 8% below the Initial Basket Level. Because the Underlying Return is -8%, which is negative, but the percentage decrease in the price of the Underlying Basket is less than the Buffer Percentage of 10%, we will pay you at maturity a cash payment of $10 per $10 principal amount Security (a 0% return on the principal amount).
Example 4 – On the Final Valuation Date, the Underlying Basket closes 40% below the Initial Basket Level. Because the Underlying Return is -40%,  which is negative and the percentage decrease in the price of the Underlying Basket is greater than the Buffer Percentage of 10%, we will pay you at maturity a cash payment of $7 per $10 principal amount Security (a 30% loss on the principal amount), calculated as follows:
$10 + ($10 x (-40% + 10%)) = $10 - $3 = $7.00
Hypothetical Final Basket Level	Hypothetical Underlying Return(1)	Hypothetical Payment at Maturity ($)	Hypothetical Total Return on Securities (%)(2)
200.00	100.00%	$12.00	20.00%
175.00	75.00%	$12.00	20.00%
150.00	50.00%	$12.00	20.00%
140.00	40.00%	$12.00	20.00%
130.00	30.00%	$12.00	20.00%
120.00	20.00%	$12.00	20.00%
115.00	15.00%	$12.00	20.00%
113.33	13.33%	$12.00	20.00%
110.00	10.00%	$11.50	15.00%
105.00	5.00%	$10.75	7.50%
102.00	2.00%	$10.30	3.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
80.00	-20.00%	$9.00	-10.00%
75.00	-25.00%	$8.50	-15.00%
70.00	-30.00%	$8.00	-20.00%
60.00	-40.00%	$7.00	-30.00%
50.00	-50.00%	$6.00	-40.00%
25.00	-75.00%	$3.50	-65.00%
0.00	-100.00%	$1.00	-90.00%

(1)	The Underlying Return excludes any cash dividend payments on any Basket Equity.
(2)	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 principal amount Security to the purchase price of $10 per Security.

What Are the Tax Consequences of the Securities?
U.S. Federal Income Tax Consequences
Set forth below, together with the discussion of U.S. federal income tax in the accompanying product prospectus supplement, prospectus supplement, and prospectus, is a summary of the material U.S. federal income tax consequences relating to an investment in the Securities.  The following summary is not complete and is qualified in its entirety by the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.
In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat the Securities as pre-paid cash-settled derivative contracts in respect of the Underlying Basket for U.S. federal income tax purposes, and the terms of the Securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization.  If the Securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale or maturity of the Securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the Securities.
Alternative tax treatments are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the Securities.
Please see the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement for a further discussion of the U.S. federal income tax consequences of an investment in the Securities.
Canadian Federal Income Tax Consequences
For a discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, please see the section entitled “Tax Consequences — Canadian Taxation” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

Information about the Basket Equities
Included on the following pages is a brief description of the issuer of each Basket Equity. This information has been obtained from publicly available sources. Set forth below are tables that provide the quarterly closing high and low and period-end closing prices, in euro, for each Basket Equity. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of any Basket Equity as an indication of its future performance.
Four of the Basket Equities are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of each Basket Equity with the SEC can be reviewed electronically through the web site maintained by the SEC, which is http://www.sec.gov. Information filed with the SEC by the issuers of the relevant Basket Equities under the Exchange Act can be located by reference to the applicable SEC Central Index Key (“CIK”) number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. Whether or not a Basket Equity is registered under the Exchange Act, we encourage you to review information about each relevant issuer, and its business and financial results, before investing in the Securities.  However, Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Anheuser-Busch InBev SA/NV
Anheuser-Busch InBev NV brews beer.  The company manufactures ale, lager, stout, and bitter beer.  The company has production plants in Europe, the Americas, and Asia.
Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEK number: 310569.  The company’s shares are listed on the Euronext Brussels under the Bloomberg ticker symbol “ABI BB.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.  The closing price of this Basket Equity on February 3, 2016 was €112.30.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€38.38	€33.99	€37.30
4/1/2010	6/30/2010	€41.64	€35.70	€39.74
7/1/2010	9/30/2010	€43.69	€38.70	€43.15
10/1/2010	12/31/2010	€45.85	€41.92	€43.10
1/1/2011	3/31/2011	€44.21	€38.85	€40.20
4/1/2011	6/30/2011	€43.67	€39.15	€40.00
7/1/2011	9/30/2011	€41.32	€35.15	€39.78
10/1/2011	12/31/2011	€47.31	€38.84	€47.31
1/1/2012	3/31/2012	€55.00	€46.35	€54.78
4/1/2012	6/30/2012	€61.30	€52.77	€61.30
7/1/2012	9/30/2012	€69.94	€62.52	€66.17
10/1/2012	12/31/2012	€69.42	€64.26	€65.74
1/1/2013	3/30/2013	€77.25	€63.90	€77.25
4/1/2013	6/30/2013	€78.66	€65.05	€68.39
7/1/2013	9/30/2013	€76.34	€66.55	€73.58
10/1/2013	12/31/2013	€77.90	€70.90	€77.26
1/1/2014	3/31/2014	€77.39	€69.55	€76.10
4/1/2014	6/30/2014	€85.13	€76.16	€83.90
7/1/2014	9/30/2014	€89.15	€79.26	€88.12
10/1/2014	12/31/2014	€94.80	€81.42	€93.86
1/1/2015	3/31/2015	€115.85	€89.68	€113.80
4/1/2015	6/30/2015	€118.50	€104.80	€107.50
7/1/2015	9/30/2015	€118.80	€91.28	€94.92
10/1/2015	12/31/2015	€123.25	€94.29	€114.40
1/1/2016	2/3/2016	€116.15	€105.30	€112.30

*This free writing prospectus includes, for the first calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Allianz SE
According to publicly available information, Allianz SE, through subsidiaries, offers insurance and financial services. The company offers property and casualty, life and health, credit, motor vehicle and travel insurance, and fund management services.
The company’s shares are listed on the Xetra under the Bloomberg ticker symbol “ALV GY.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.*  The closing price of this Basket Equity on February 3, 2016 was €140.75.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€93.09	€77.61	€92.83
4/1/2010	6/30/2010	€95.43	€76.67	€81.85
7/1/2010	9/30/2010	€91.46	€79.64	€82.90
10/1/2010	12/30/2010	€92.76	€82.03	€88.93
1/1/2011	3/31/2011	€108.05	€89.45	€99.03
4/1/2011	6/30/2011	€106.35	€91.65	€96.33
7/1/2011	9/30/2011	€97.43	€57.47	€70.86
10/1/2011	12/30/2011	€84.64	€65.34	€73.91
1/1/2012	3/30/2012	€94.88	€72.59	€89.47
4/1/2012	6/29/2012	€90.86	€70.02	€79.11
7/1/2012	9/28/2012	€96.52	€74.16	€92.59
10/1/2012	12/31/2012	€105.85	€91.09	€104.88
1/1/2013	3/28/2013	€113.45	€101.75	€105.95
4/1/2013	6/28/2013	€121.80	€103.30	€112.25
7/1/2013	9/30/2013	€119.85	€108.40	€116.20
10/1/2013	12/31/2013	€130.80	€116.55	€103.35
1/1/2014	3/31/2014	€133.90	€119.00	€122.70
4/1/2014	6/30/2014	€125.40	€117.20	€121.70
7/1/2014	9/30/2014	€138.45	€121.`30	€128.35
10/1/2014	12/31/2014	€139.70	€117.90	€137.35
1/1/2015	3/31/2015	€162.35	€133.35	€161.85
4/1/2015	6/30/2015	€169.70	€139.30	€139.70
7/1/2015	9/30/2015	€157.30	€133.70	€140.25
10/1/2015	12/31/2015	€168.00	€138.30	€163.55
1/1/2016	2/3/2016	€157.00	€140.75	€140.75
**This free writing prospectus includes, for the first calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Bayer AG
Bayer AG produces and markets healthcare and agricultural products, and polymers.  The company manufactures products that include aspirin, antibiotics, anti-infectives,  and cardiovascular, oncology, and central nervous system drugs,  over-the-counter medications, diagnostics, animal health products, crop protection products, plastics, and polyurethanes.
The company’s shares are listed on the Xetra under the Bloomberg ticker symbol “BAYN GY.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.*  The closing price of this Basket Equity on February 3, 2016 was €98.54.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€56.40	€46.82	€50.08
4/1/2010	6/30/2010	€52.06	€44.17	€46.00
7/1/2010	9/30/2010	€52.32	€44.12	€51.15
10/1/2010	12/30/2010	€58.62	€51.22	€55.30
1/1/2011	3/31/2011	€57.18	€51.17	€54.64
4/1/2011	6/30/2011	€59.35	€53.70	€55.44
7/1/2011	9/30/2011	€58.30	€36.81	€41.45
10/1/2011	12/30/2011	€49.40	€39.49	€49.40
1/1/2012	3/30/2012	€57.31	€50.81	€52.74
4/1/2012	6/29/2012	€56.78	€47.97	€56.78
7/1/2012	9/28/2012	€68.40	€56.56	€66.83
10/1/2012	12/31/2012	€72.95	€65.32	€71.89
1/1/2013	3/28/2013	€80.47	€69.01	€80.47
4/1/2013	6/28/2013	€86.60	€77.58	€81.93
7/1/2013	9/30/2013	€89.63	€80.06	€87.16
10/1/2013	12/31/2013	€103.05	€84.11	€101.95
1/1/2014	3/31/2014	€104.05	€93.12	€98.18
4/1/2014	6/30/2014	€106.60	€91.51	€103.15
7/1/2014	9/30/2014	€112.70	€94.73	€110.90
10/1/2014	12/31/2014	€120.95	€98.88	€113.00
1/1/2015	3/31/2015	€145.25	€109.20	€139.95
4/1/2015	6/30/2015	€146.20	€124.00	€125.55
7/1/2015	9/30/2015	€137.35	€112.35	€114.45
10/1/2015	12/31/2015	€126.85	€108.00	€115.80
1/1/2016	2/3/2016	€111.25	€98.54	€98.54
**This free writing prospectus includes, for the first calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

AXA SA
AXA SA is an insurance company which also provides related financial services. The company offers life and non-life insurance, savings and pension products, and asset management services.
The company’s shares are listed on the Euronext Paris under the Bloomberg ticker symbol “CS FP.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.*  The closing price of this Basket Equity on February 3, 2016 was €20.89.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€17.26	€14.28	€16.47
4/1/2010	6/30/2010	€17.58	€11.82	€12.75
7/1/2010	9/30/2010	€14.74	€12.12	€12.83
10/1/2010	12/30/2010	€13.93	€11.06	€12.59
1/1/2011	3/31/2011	€16.11	€12.76	€14.75
4/1/2011	6/30/2011	€15.85	€14.31	€15.67
7/1/2011	9/30/2011	€15.85	€8.16	€9.90
10/1/2011	12/30/2011	€12.48	€8.62	€10.05
1/1/2012	3/30/2012	€13.21	€9.54	€12.43
4/1/2012	6/29/2012	€12.48	€8.80	€10.48
7/1/2012	9/28/2012	€12.96	€8.90	€11.59
10/1/2012	12/31/2012	€13.45	€11.50	€13.35
1/1/2013	3/28/2013	€14.60	€13.01	€13.41
4/1/2013	6/28/2013	€16.06	€12.89	€15.10
7/1/2013	9/30/2013	€18.21	€15.02	€17.13
10/1/2013	12/31/2013	€20.21	€17.11	€20.21
1/1/2014	3/31/2014	€20.50	€17.73	€18.87
4/1/2014	6/30/2014	€19.52	€16.98	€17.46
7/1/2014	9/30/2014	€19.98	€17.19	€19.51
10/1/2014	12/31/2014	€19.72	€16.94	€19.21
1/1/2015	3/31/2015	€23.83	€18.19	€23.46
4/1/2015	6/30/2015	€24.48	€22.09	€22.63
7/1/2015	9/30/2015	€25.20	€21.04	€21.64
10/1/2015	12/31/2015	€25.81	€21.54	€25.23
1/1/2016	2/3/2016	€24.35	€20.89	€20.89
**This free writing prospectus includes, for the fourth calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

TOTAL SA
Total SA explores for, produces, refines, transports, and markets oil and natural gas.  The company also operates a chemical division which produces polypropylene, polyethylene, polystyrene, rubber, paint, ink, adhesives, and resins.  The company operates gasoline filling stations in Europe, the United States, and Africa.
The company’s shares are listed on the Euronext Paris under the Bloomberg ticker symbol “FP FP.” Information filed by the company with the SEC under the Exchange Act can be located by referenced to its SEC CIK number: 879764.
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.*  The closing price of this Basket Equity on February 3, 2016 was €38.42.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€46.26	€40.13	€42.98
4/1/2010	6/30/2010	€44.38	€36.76	€36.97
7/1/2010	9/30/2010	€40.81	€35.88	€37.81
10/1/2010	12/30/2010	€41.13	€37.10	€40.12
1/1/2011	3/31/2011	€44.41	€39.82	€42.96
4/1/2011	6/30/2011	€43.60	€37.74	€39.88
7/1/2011	9/30/2011	€40.40	€30.38	€33.24
10/1/2011	12/30/2011	€39.50	€32.28	€39.50
1/1/2012	3/30/2012	€42.70	€37.83	€38.24
4/1/2012	6/29/2012	€39.13	€33.63	€35.50
7/1/2012	9/28/2012	€41.84	€34.83	€38.60
10/1/2012	12/31/2012	€40.00	€36.98	€39.01
1/1/2013	3/28/2013	€40.62	€37.20	€37.36
4/1/2013	6/28/2013	€40.07	€35.25	€37.51
7/1/2013	9/30/2013	€43.68	€37.03	€42.90
10/1/2013	12/31/2013	€45.27	€41.56	€44.53
1/1/2014	3/31/2014	€48.03	€41.64	€47.60
4/1/2014	6/30/2014	€54.52	€47.73	€52.78
7/1/2014	9/30/2014	€53.29	€47.33	€51.45
10/1/2014	12/31/2014	€50.71	€39.37	€42.52
1/1/2015	3/31/2015	€48.28	€39.92	€46.28
4/1/2015	6/30/2015	€49.74	€43.57	€43.57
7/1/2015	9/30/2015	€45.89	€37.71	€40.20
10/1/2015	12/31/2015	€47.03	€40.38	€41.27
1/1/2016	2/3/2016	€40.92	€36.52	€38.42
**This free writing prospectus includes, for the first calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE

Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

SANOFI
Sanofi is a global pharmaceutical company that researches, develops and manufactures prescription pharmaceuticals and vaccines.  The company develops cardiovascular, thrombosis, metabolic disorder, central nervous system, internal medicine and oncology drugs, and vaccines.
The company’s shares are listed on the Euronext Paris under the Bloomberg ticker symbol “SAN FP.” Information filed by the company with the SEC under the Exchange Act can be located by referenced to its SEC CIK number: 1121404.
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.*  The closing price of this Basket Equity on February 3, 2016 was €73.48.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€57.69	€51.68	€55.19
4/1/2010	6/30/2010	€55.41	€46.30	€49.53
7/1/2010	9/30/2010	€50.70	€44.57	€48.88
10/1/2010	12/30/2010	€51.19	€46.58	€48.65
1/1/2011	3/31/2011	€51.80	€46.12	€49.48
4/1/2011	6/30/2011	€56.26	€50.16	€55.44
7/1/2011	9/30/2011	€55.90	€44.19	€49.35
10/1/2011	12/30/2011	€56.75	€47.38	€56.75
1/1/2012	3/30/2012	€59.33	€55.44	€58.23
4/1/2012	6/29/2012	€59.74	€53.51	€59.74
7/1/2012	9/28/2012	€69.23	€59.75	€66.35
10/1/2012	12/31/2012	€72.29	€66.07	€71.39
1/1/2013	3/28/2013	€79.27	€66.60	€79.27
4/1/2013	6/28/2013	€86.67	€75.62	€79.62
7/1/2013	9/30/2013	€80.87	€72.09	€74.97
10/1/2013	12/31/2013	€80.20	€71.85	€77.12
1/1/2014	3/31/2014	€76.36	€69.40	€75.68
4/1/2014	6/30/2014	€80.12	€74.02	€77.58
7/1/2014	9/30/2014	€89.56	€75.47	€89.56
10/1/2014	12/31/2014	€88.85	€71.10	€75.66
1/1/2015	3/31/2015	€94.04	€73.27	€91.93
4/1/2015	6/30/2015	€98.98	€86.04	€88.24
7/1/2015	9/30/2015	€100.65	€83.09	€84.89
10/1/2015	12/31/2015	€93.30	€74.73	€78.60
1/1/2016	2/3/2016	€78.49	€71.50	€73.48
**This free writing prospectus includes, for the first calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE

Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

SAP SE
SAP SE is a multinational software company.  The company develops business software, including e-business and enterprise management software, consults on organizational usage of its applications software, and provides training services.
The company’s shares are listed on the Xetra under the Bloomberg ticker symbol “SAP GY.” Information filed by the company with the SEC under the Exchange Act can be located by referenced to its SEC CIK number: 1000184.
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.*  The closing price of this Basket Equity on February 3, 2016 was €70.85.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€35.86	€31.11	€35.86
4/1/2010	6/30/2010	€37.68	€33.97	€36.68
7/1/2010	9/30/2010	€37.86	€34.46	€36.29
10/1/2010	12/30/2010	€38.40	€35.84	€38.10
1/1/2011	3/31/2011	€44.67	€37.44	€43.20
4/1/2011	6/30/2011	€45.90	€41.07	€41.75
7/1/2011	9/30/2011	€44.02	€34.26	€38.32
10/1/2011	12/30/2011	€44.72	€36.87	€40.85
1/1/2012	3/30/2012	€54.51	€41.45	€52.36
4/1/2012	6/29/2012	€53.21	€44.15	€46.55
7/1/2012	9/28/2012	€56.69	€44.71	€55.11
10/1/2012	12/31/2012	€61.43	€52.86	€60.69
1/1/2013	3/28/2013	€64.80	€57.82	€62.50
4/1/2013	6/28/2013	€64.05	€54.42	€56.26
7/1/2013	9/30/2013	€57.80	€53.42	€54.67
10/1/2013	12/31/2013	€62.31	€52.20	€62.31
1/1/2014	3/31/2014	€62.55	€54.31	€58.76
4/1/2014	6/30/2014	€59.15	€54.41	€56.40
7/1/2014	9/30/2014	€61.12	€56.53	€57.10
10/1/2014	12/31/2014	€58.73	€50.90	€58.26
1/1/2015	3/31/2015	€67.60	€54.53	€67.53
4/1/2015	6/30/2015	€70.72	€62.60	€62.60
7/1/2015	9/30/2015	€68.77	€55.89	€57.95
10/1/2015	12/31/2015	€74.85	€57.12	€73.38
1/1/2016	2/3/2016	€74.25	€70.58	€70.85
**This free writing prospectus includes, for the first calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE

Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

SIEMENS AG
Siemens AG is an engineering and manufacturing company. The company focuses on areas of electrification, automation, and digitalization. The company also provides engineering services in automation and control, power, transportation, and medical diagnosis.
The company’s shares are listed on the Xetra under the Bloomberg ticker symbol “SIE GY.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Xetra, as reported by Bloomberg.*  The closing price of this Basket Equity on February 3, 2016 was €84.81.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€72.12	€59.76	€71.85
4/1/2010	6/30/2010	€76.78	€66.14	€71.73
7/1/2010	9/30/2010	€76.91	€68.74	€75.03
10/1/2010	12/30/2010	€91.84	€73.22	€89.83
1/1/2011	3/31/2011	€94.97	€83.75	€93.72
4/1/2011	6/30/2011	€96.30	€86.69	€91.77
7/1/2011	9/30/2011	€92.30	€62.45	€66.01
10/1/2011	12/30/2011	€75.77	€63.64	€71.65
1/1/2012	3/30/2012	€77.24	€69.91	€73.25
4/1/2012	6/29/2012	€74.07	€61.11	€64.09
7/1/2012	9/28/2012	€77.04	€64.38	€75.21
10/1/2012	12/31/2012	€80.42	€73.83	€79.65
1/1/2013	3/28/2013	€84.19	€74.45	€81.43
4/1/2013	6/28/2013	€83.21	€73.65	€75.25
7/1/2013	9/30/2013	€90.33	€75.10	€89.06
10/1/2013	12/31/2013	€100.25	€88.71	€99.29
1/1/2014	3/31/2014	€101.35	€89.30	€97.70
4/1/2014	6/30/2014	€100.25	€93.59	€96.45
7/1/2014	9/30/2014	€98.59	€88.83	€94.37
10/1/2014	12/31/2014	€96.40	€82.34	€93.75
1/1/2015	3/31/2015	€105.90	€90.85	€100.70
4/1/2015	6/30/2015	€103.65	€90.35	€90.35
7/1/2015	9/30/2015	€100.90	€78.59	€79.94
10/1/2015	12/31/2015	€98.14	€79.03	€89.88
1/1/2016	2/3/2016	€90.60	€80.30	€84.81
**This free writing prospectus includes, for the first calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

UNILEVER NV
Unilever NV manufactures branded and packaged consumer goods, including food, detergents, fragrances, home and personal care products.
The company’s shares are listed on the Euronext Amsterdam under the Bloomberg ticker symbol “UNA NA.” Information filed by the company with the SEC under the Exchange Act can be located by referenced to its SEC CIK number: 110390.
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Nasdaq, as reported by Bloomberg.*  The closing price of this Basket Equity on February 3, 2016 was €39.84.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€22.94	€20.98	€22.40
4/1/2010	6/30/2010	€23.67	€21.43	€22.54
7/1/2010	9/30/2010	€24.02	€20.94	€21.93
10/1/2010	12/30/2010	€23.93	€21.04	€23.67
1/1/2011	3/31/2011	€23.77	€21.00	€22.13
4/1/2011	6/30/2011	€23.10	€22.05	€22.61
7/1/2011	9/30/2011	€23.90	€21.65	€23.76
10/1/2011	12/30/2011	€26.58	€23.32	€26.57
1/1/2012	3/30/2012	€27.11	€24.78	€25.52
4/1/2012	6/29/2012	€26.39	€24.56	€26.39
7/1/2012	9/28/2012	€28.79	€26.42	€27.53
10/1/2012	12/31/2012	€29.50	€27.53	€28.84
1/1/2013	3/28/2013	€31.96	€28.58	€31.96
4/1/2013	6/28/2013	€32.89	€28.82	€30.26
7/1/2013	9/30/2013	€31.84	€28.25	€28.76
10/1/2013	12/31/2013	€29.39	€27.50	€29.28
1/1/2014	3/31/2014	€29.96	€27.16	€29.84
4/1/2014	6/30/2014	€32.59	€29.70	€31.96
7/1/2014	9/30/2014	€32.54	€30.05	€31.53
10/1/2014	12/31/2014	€33.49	€28.96	€32.64
1/1/2015	3/31/2015	€40.52	€31.55	€38.92
4/1/2015	6/30/2015	€41.88	€36.86	€37.36
7/1/2015	9/30/2015	€42.32	€33.87	€35.89
10/1/2015	12/31/2015	€42.48	€35.82	€40.11
1/1/2016	2/3/2016	€40.89	€37.06	€39.84
**This free writing prospectus includes, for the first calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

VIVENDI SA
Vivendi, through its subsidiaries, conducts operations ranging from music, games and television to film and telecommunications.  The company provides digital and pay television services, sells music compact discs (CDs), develops and distributes interactive entertainment, and operates mobile and fixed-line telecommunications.
The company’s shares are listed on the Euronext Paris under the Bloomberg ticker symbol “VIV FP.”
Historical Information
The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the Euronext Paris, as reported by Bloomberg.*  The closing price of this Basket Equity on February 3, 2016 was €18.44.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.
Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2010	3/31/2010	€20.72	€17.25	€19.18
4/1/2010	6/30/2010	€20.00	€15.84	€16.27
7/1/2010	9/30/2010	€19.46	€15.76	€19.40
10/1/2010	12/30/2010	€20.34	€18.19	€19.85
1/1/2011	3/31/2011	€21.23	€17.90	€19.50
4/1/2011	6/30/2011	€20.57	€17.58	€18.56
7/1/2011	9/30/2011	€18.44	€14.22	€14.84
10/1/2011	12/30/2011	€16.61	€14.43	€16.37
1/1/2012	3/30/2012	€16.95	€13.11	€13.32
4/1/2012	6/29/2012	€14.63	€12.01	€14.63
7/1/2012	9/28/2012	€16.03	€14.50	€15.18
10/1/2012	12/31/2012	€17.35	€14.80	€16.95
1/1/2013	3/28/2013	€17.44	€14.85	€16.12
4/1/2013	6/28/2013	€17.28	€14.13	€14.55
7/1/2013	9/30/2013	€17.57	€14.60	€17.01
10/1/2013	12/31/2013	€19.33	€16.88	€19.16
1/1/2014	3/31/2014	€21.25	€18.49	€20.22
4/1/2014	6/30/2014	€20.62	€17.87	€17.87
7/1/2014	9/30/2014	€20.20	€17.35	€19.12
10/1/2014	12/31/2014	€20.83	€17.59	€20.69
1/1/2015	3/31/2015	€23.13	€19.80	€23.13
4/1/2015	6/30/2015	€24.52	€22.00	€22.63
7/1/2015	9/30/2015	€24.60	€20.45	€21.13
10/1/2015	12/31/2015	€22.52	€18.81	€19.86
1/1/2016	2/3/2016	€20.09	€18.25	€18.44
**This free writing prospectus includes, for the first calendar quarter of 2016, data for the period from January 1, 2016 through February 3, 2016.  Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Period-End Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2016.
The graph below illustrates the performance of this Basket Equity from February 3, 2010 to February 3, 2016.
HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Supplemental Plan of Distribution (Conflicts of Interest)
We have agreed to indemnify UBS and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus.
All sales of the Securities will be made to certain fee-based advisory accounts for which UBS is an investment advisor at a purchase price of $10.00 per $10.00 principal amount Security. UBS, acting as placement agent for such advisory accounts, will purchase the Securities from a dealer that is not affiliated with UBS or RBCCM, and that dealer will purchase the Securities from RBCCM. RBCCM will pay all of the selling commissions it receives from us to that dealer. In no event will these selling commissions exceed $0.05 per $10.00 principal amount Security. UBS will forgo any commissions related to these sales. Investors that purchase and hold the Securities in fee-based advisory accounts will pay advisory fees to UBS based on the amount of assets held in those accounts.
Subject to regulatory constraints and market conditions, RBCCM intends to offer to purchase the Securities in the secondary market, but it is not required to do so.
We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.  See “Use of Proceeds and Hedging” beginning on page PS-16 of the accompanying product prospectus supplement no. EQUITY-ROS-1.
The value of the Securities shown on your account statement may be based on RBCCM’s estimate of the value of the Securities if RBCCM or another of our affiliates were to make a market in the Securities (which it is not obligated to do).  That estimate will be based upon the price that RBCCM may pay for the Securities in light of then prevailing market conditions, our creditworthiness and transaction costs.  If so specified in the pricing supplement related to the Securities, for a period of approximately six months after the issue date, the value of the Securities that may be shown on your account statement may be higher than RBCCM’s estimated value of the Securities at that time.  This is because the estimated value of the Securities will not include the underwriting discount and our hedging costs and profits; however, the value of the Securities shown on your account statement during that period may be a higher amount, potentially reflecting the addition of the underwriting discount and our estimated costs and profits from hedging the Securities.  Any such excess is expected to decrease over time until the end of this period. After this period, if RBCCM repurchases your Securities, it expects to do so at prices that reflect their estimated value. This period may be reduced at RBCCM’s discretion based on a variety of factors, including but not limited to, the amount of the Securities that we repurchase and our negotiated arrangements from time to time with UBS.
For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated January 8, 2016.
Structuring the Securities
The Securities are our debt securities, the return on which is linked to the performance of the Underlying Basket.  As is the case for all of our debt securities, including our structured notes, the economic terms of the Securities reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate rather than a secondary market rate is a factor that is likely to result in a higher initial estimated value of the Securities at the time their terms are set than if a secondary market rate was used. Unlike the estimated value included on the cover of this document or in the final pricing supplement relating to the Securities, any value of the Securities determined for purposes of a secondary market transaction may be based on a different borrowing rate, which may result in a lower value for the Securities than if our initial internal borrowing rate were used.
In order to satisfy our payment obligations under the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of each Basket Equity, and the tenor of the Securities.  The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
The lower implied borrowing rate is a factor that reduces the economic terms of the Securities to you.  The initial offering price of the Securities also reflects the underwriting discount and our estimated hedging costs.  These factors result in the initial estimated value for the Securities on the Trade Date being less than their public offering price.  See “Key Risks—The Initial Estimated Value of the Securities Will Be Less than the Price to the Public” above.
Terms Incorporated in Master Note
The terms appearing above under the caption “Indicative Terms of the Securities” and the provisions in the accompanying product prospectus supplement no. EQUITY-ROS-1 dated January 29, 2016 under the caption “General Terms of the Securities,” are incorporated into the master note issued to DTC, the registered holder of the Securities.